UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  May 25, 2010

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Rd.
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04                                            Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 25, 2010, the Company issued a redemption notice for all of the outstanding $199.5 million aggregate principal amount of its Zero Coupon Convertible Subordinated Notes due June 15, 2033 first putable June 15, 2010 (the “Notes”). The redemption date has been set for June 15, 2010 (the “Redemption Date”). Pursuant to the terms of the Notes, all Notes outstanding on the Redemption Date will be redeemed at a redemption price of 100.25% of the principal amount thereof plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, payable in cash.  Pursuant to the terms of the Notes, holders of the Notes may convert their Notes prior to the Redemption Date in cash and shares of the Company’s common stock (or solely shares of the Company’s common stock with respect to certain of the Notes), calculated pursuant to the terms of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: June 1, 2010	By:	/s/ Wilco Groenhuysen
Wilco Groenhuysen
Executive Vice President & Chief Financial Officer